[Letterhead of R&P]


                                                            Exhibit 5(b)(1)



                                                  April 20, 1998





          The Washington Water Power Company
          1411 East Mission Avenue
          Spokane, Washington 99202


          Ladies and Gentlemen:

               We  are acting  as  counsel to  The  Washington Water  Power
          Company (the "Company") in connection with the proposed issuance of unsecured debt securities (the "Debt Securities") of the Company to be issued pursuant to the terms of an indenture from the Company to The Chase Manhattan Bank, as trustee (the "Indenture"), to be issued and sold from time to time by the Company in one or more public offerings. The Debt Securities are to be issued in an aggregate principal amount of up to $250,000,000, as contemplated by the registration statement on Form S-3 (Registration No. 333-39551) filed by the Company with the Securities and Exchange Commission on November 5, 1997 for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), said registration statement, as proposed to be amended by Amendment No. 1 thereto and including the exhibits thereto, being hereinafter called the "Registration Statement".

               We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Indenture. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

               Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Debt
          Securities, when issued and sold as contemplated in the Registration Statement, will be legally issued and will be binding obligations of the Company.

               The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws and state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed (1) the legal conclusions set forth in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP, which is being filed as Exhibit 5(a)(1) to the Registration Statement and (2) that the issuance and sale of the Debt Securities will be within the corporate and regulatory terms and limitations referred to in such opinion.

               We hereby consent to the filing of this opinion as Exhibit 5(b)(1) to the Registration Statement and to the references to our firm, as counsel, in the Registration Statement and in the prospectus contained therein. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP